Exhibit 23.2

FIRM LETTERHEAD

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Cinnamon Jang Willoughby & Company

Chartered Accountants

A Partnership of Incorporated Professionals

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Form S-8 Registration Statement pertaining to the 2006/07 Stock Incentive and Compensation Plan of Paramount Gold Mining Corp., of our report dated September 22, 2006 with respect to the financial statements of Paramount Gold Mining Corp. included in its annual report (Form 10-ksb) for the years ended June 30, 2006 and 2005 as filed with the Securities and Exchange Commission.

/s/Cinnamon Jang Willoughby & Company

Chartered Accountants

Burnaby, Canada

October 31, 2006